UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36270	32-0414408
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

n/a

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2015, Santander Consumer USA Holdings Inc. (the “Company”), Santander Holdings USA, Inc. (“SHUSA”), DDFS LLC (“DDFS”), Thomas G. Dundon, and Banco Santander, S.A. (“Banco Santander”) entered into an amendment (the “First Amendment”) to the Shareholders Agreement, dated as of January 28, 2014, by and among the Company, SHUSA., DDFS, Thomas G. Dundon, Sponsor Auto Finance Holdings Series LP, and, solely for the certain sections set forth therein, Banco Santander (the “Shareholders Agreement”).

The First Amendment amends Section 4.1(b) of the Shareholders Agreement to provide that the number of directors SHUSA has the right to nominate to the Company’s board of directors (the “Board”) will equal the product (rounded up to the nearest whole number of directors) of (i) a fraction, the numerator of which is the number of shares of the Company’s common stock then-held by SHUSA and the denominator of which is the total number of the Company’s then-outstanding shares of the Company’s common stock and (ii) the number of directors constituting the Company’s entire Board if there were no vacancies (the “Whole Board”).

The First Amendment also amends Section 4.4(b) of the Shareholders Agreement to delete the requirement that the Company’s Board be comprised of thirteen individuals and instead provide that the size of the Company’s Board will be fixed exclusively pursuant to a resolution adopted by the Board in accordance with the Company’s bylaws.

The First Amendment also amends Section 4.7(a) of the Shareholders Agreement by eliminating the requirement that the board of directors (and committees thereof) of the Company’s primary operating subsidiary consist of the same individuals who comprise the Company’s Board (and committees thereof).

The foregoing summary of the terms of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2015, Alberto Sanchez, a director and member of the Board Enterprise Risk Committee of the Board, submitted his resignation from the Board, effective as of May 31, 2015.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board adopted the Third Amended and Restated Bylaws of the Company (the “Amended Bylaws”), effective upon adoption, on May 20, 2015. The Amended Bylaws amend the previous bylaws by amending Article III, Section 3.2 to eliminate the requirement that the Whole Board consist of thirteen directors and to provide that the number of directors that constitute the Whole Board will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board. In addition, the Amended Bylaws amend the previous bylaws by amending Article III, Section 3.7 to authorize the Vice Chairman of the Board to call a special meeting of the Board, and by amending Article III, Section 3.8 of the previous bylaws to require at least 24 hours’ notice before a Board meeting if such notice is by facsimile, electronic transmission, or is given orally or by hand delivery.

The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No	Description of Exhibit

3.1	Third Amended and Restated Bylaws of Santander Consumer USA Holdings, Inc.

10.1	First Amendment to Shareholders Agreement, dated May 20, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER CONSUMER USA HOLDINGS INC.
Dated: May 27, 2015
	By:	/s/ Jason A. Kulas
	Name:	Jason A. Kulas
	Title:	President and Chief Financial Officer